POWER OF ATTORNEY

	KNOW ALL BY THESE PRESENTS that the undersigned hereby constitutes and appoints each of Prabha Sipi Bhandari, Ariel R. David and Linda Kalayjian, signing individually, the
undersigned's true and lawful attorney-in-fact to:

	(1) Execute for and on behalf of the undersigned, Forms 3, 4, and 5 (and any replacement
form or successor to such forms, as may be established by the U.S. Securities and Exchange
Commission ("SEC") from time to time) in accordance with Section 16 of the
Securities Exchange
Act of 1934, as amended from time to time (the "Exchange Act") and the rules promulgated
thereunder that the undersigned may be required to file as an officer of
American International
Group, Inc. (the "Company");

	(2) Execute, for and on behalf of the undersigned, any Form 144 (and any replacement form or successor from, as may be established by the SEC from time to time) required to be filed on behalf of the undersigned in accordance with Rule 144 of the SEC, as amended from time to time.

	(3) Do and perform any and all acts for and on behalf of the undersigned which may be
necessary or desirable to complete and execute any of the documents referred to in items (1) and
(2) above and timely file the same with the SEC and any stock exchange or similar authority; and

	(4) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-
in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and
shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and
purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted. The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming,
nor is the Company assuming, any of the undersigned's responsibilities to comply with Section
16 of the Exchange Act, Rule 144 of the SEC or any other provision of the securities laws.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any of the documents referred to above with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to each attorney-in-fact; provided that in the event the attorney-in-fact ceases to be an employee of the Company or its affiliates, this
  Power of Attorney
shall cease to have effect in relation to such attorney-in-fact but shall continue in full force and effect in relation to any remaining attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27 day of June, 2022.


	Signature: /s/ Luciana Fato
	Luciana Fato